Exhibit 10.1

EXECUTION COPY

FACILITY AGREEMENT WAIVER AND FIFTH

AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE

This FACILITY AGREEMENT WAIVER AND FIFTH AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE (this “Amendment”) dated as of June 11, 2018, (i) waives certain terms of the Facility Agreement (as defined below) by and between KemPharm, Inc., a Delaware corporation (the “Borrower”), and Deerfield Private Design Fund III, L.P. (the “Lender”) and (ii) amends certain terms of that certain Senior Secured Convertible Note in the original principal amount of $10,000,000 issued by the Borrower to the Lender on June 2, 2014 (as the same may have been previously or in the future be amended, modified, restated or otherwise supplemented from time to time, the “Senior Secured Convertible Note”). Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement.

RECITALS:

A.     The Borrower and the Lender have entered into that certain Facility Agreement, dated as of June 2, 2014 (as the same may have been previously or in the future be amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”).

B.     Upon the execution and delivery of the Facility Agreement, the Lender disbursed the First Disbursement, which included (among other loans) a term loan of $10,000,000, which is evidenced by the Senior Secured Convertible Note.

C.     The Facility Agreement obligates the Borrower to pay to the Lender 33-1/3% of the outstanding original principal amount of the Senior Secured Convertible Note on each of the fourth (the “2018 Payment Date”) and fifth anniversaries of the Agreement Date, (the Principal (as defined in the Senior Secured Convertible Note) payment due on the fourth anniversary of the Agreement Date under the Senior Secured Convertible Note being hereinafter referred to as the “2018 Payment”).

D.     On the 2018 Payment Date (i) the 2018 Payment in the amount of $3,333,333.33 (the “2018 Payment Amount”) was due and (ii) accrued and unpaid interest on the entire outstanding Principal amount of the Senior Secured Convertible Note was $168,287.67 (such accrued and unpaid interest being hereinafter referred to as the “Accrued Interest Amount”).

E.      Pursuant to this Amendment (and subject to the terms and conditions hereof) the parties desire to provide for the conversion of the 2018 Payment and the Accrued Interest Amount into shares of the common stock, par value, $0.0001 per share (“Common Stock”), of the Borrower, and make certain other clarifications and amendments, upon the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
CONVERSION OF SENIOR SECURED CONVERTIBLE NOTE; FACILITY AGREEMENT WAIVER AND AMENDMENT OF SENIOR SECURED CONVERTIBLE NOTE

Section 1.01.     Application of Conversions to 2018 Payment; Facility Agreement Waiver. Notwithstanding anything to the contrary contained in the Facility Agreement (including Section 2.3 thereof) or the Senior Secured Convertible Note (or in any Conversion Notices (as defined in the Senior Secured Convertible Note)), subject to the terms and conditions of the Senior Secured Convertible Note (as modified hereunder) and this Amendment, the Lender hereby converts the 2018 Payment Amount and the Accrued Interest Amount into 598,568 shares of Common Stock (the “2018 Payment Date Conversion Shares”). Pursuant to such conversion (which shall be effective without the need for a separate Conversion Notice), which shall be deemed effective and consummated on the date hereof (immediately following the execution and delivery of this Amendment by all parties hereto), the Borrower hereby agrees to issue the 2018 Payment Date Conversion Shares to the Lender, and upon such issuance, the 2018 Payment and the Accrued Interest Amount shall be deemed to have been satisfied in full. For the avoidance of doubt, (i) the amounts converted hereunder shall be applied against, and reduce, the Principal amount of the 2018 Payment together with accrued but unpaid interest on the entire outstanding Principal amount of the Senior Secured Convertible Note as of June 2, 2018 and (ii) any Principal amounts converted following the date hereof (unless otherwise agreed by the parties) shall be applied against and reduce Principal amounts in inverse order of maturity. Effective upon the Lender’s receipt of the 2018 Payment Date Conversion Shares, Lender hereby agrees that (i) the 2018 Payment Date Conversion Shares are issued in full discharge and satisfaction of the 2018 Payment Amount and the Accrued Interest Amount; and (ii) upon Lender’s receipt of the 2018 Payment Date Conversion Shares, the Borrower shall have no continuing obligation to pay to Lender the 2018 Payment Amount or the Accrued Interest Amount. Effective upon the Lender’s receipt of the 2018 Payment Date Conversion Shares hereunder, Lender hereby waives any and all demands, claims, suits, actions, causes of actions, proceedings, assessments and rights in respect of payment of the 2018 Payment Amount and the Accrued Interest Amount, including without limitation any rights arising from any past or present default or Event of Default under the Facility Agreement, the Senior Secured Convertible Note or any other Transaction Document regarding the Borrower’s failure to pay the 2018 Payment Amount and Accrued Interest Amount prior to the date hereof. The Borrower and Lender hereby agree that in the event any terms of the Transaction Documents conflict with this Section 1.01, the terms of this Section 1.01 shall control.

Section 1.02.     Delivery of Shares. Notwithstanding anything to the contrary contained in the Senior Secured Convertible Note, no later than two (2) Trading Days following the date hereof, the Borrower shall cause the transfer agent for the Common Stock to credit the aggregate number of 2018 Payment Date Conversion Shares to the Lender’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal-At-Custodian system in accordance with the account information provided by the Lender.

Section 1.03.     Application of Conversions to Principal or Interest. For the avoidance of doubt, the holder of a Senior Secured Convertible Note may elect, in its sole discretion, at any time and from time to time, to convert all or part of the Principal and/or interest accrued under such Senior Secured Convertible Note, whether or not such interest converted is equal to the interest accrued on the Principal amount (if any) converted at such time. The form of Conversion Notice shall be deemed amended to reflect such clarification.

Section 1.04.     Amendments to Senior Secured Convertible Note. The Senior Secured Convertible Note is hereby amended as follows:

(a)     Section 1 of the Senior Secured Convertible Note is hereby amended by adding the following definition of “Standard Settlement Period”:

‘“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the date the applicable Conversion Notice (as defined below) is received or deemed received by the Company.’

(b)     Clause (B) of Section 2(c)(ii) is hereby amended and restated in its entirety as follows:

“in the case of a conversion after an IPO Event, on or before the second (2nd) Trading Day (or, if earlier, the last day of the Standard Settlement Period) following the date of receipt or deemed receipt by the Company of such Conversion Notice (the “Share Delivery Date”)”

(c)     Clause (2) of Section 2(c)(ii) of the Senior Secured Convertible Note is hereby amended by replacing the reference to “three (3) Business Days” with a reference to “two (2) Trading Days.”

(d)     Section 2(c)(v)(A) of the Senior Secured Convertible Note is hereby amended by inserting the phrase “any of” before the phrase “the Unrestricted Conditions”

(e)     Section 2(e) of the Senior Secured Convertible Note is hereby amended by adding the following as subparagraph (iv) thereof:

“(iv)     Delivery of Electronic Shares. Following an IPO Event, in lieu of delivering physical certificates representing the Common Stock issuable upon conversion or legend removal, or representing Conversion Shares, upon written request of Holder, the Company shall cause its Transfer Agent to electronically transmit the Conversion Shares issuable upon conversion of the Note to the Holder by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.”

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01.     Representations and Warranties of the Lenders. The Lender hereby represents and warrants to the Borrower as of the date of this Amendment as follows:

(a)     Organization and Good Standing. The Lender is an entity duly otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)     Authority. The Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and the Transaction Documents (as amended hereby), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Amendment and the consummation by it of the transactions contemplated hereby and by the Transaction Documents (as amended hereby) have been duly authorized by all necessary action on the part of the Lender and no further action is required in connection herewith or therewith.

(c)     Valid and Binding Amendment. This Amendment has been duly executed and delivered by the Lender and this Amendment and the Transaction Documents (as amended hereby) constitute the valid and binding obligations of the Lender, enforceable against the Lender in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)     Non-Contravention. The execution and delivery of this Amendment by the Lender and the performance by the Lender of its obligations hereunder and under the Transaction Documents (as amended hereby) does not (i) violate any provision of the Lender’s organizational documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Lender is subject, or by which any of the Lender’s Notes is bound or affected.

Section 2.02.     Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as of the date of this Amendment as follows:

(a)     Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)     Authority. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and the Transaction Documents (as amended hereby) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Amendment by the Borrower and the consummation by it of the transactions contemplated hereby and by the Transaction Documents (as amended hereby) have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors or stockholders is required in connection herewith or therewith.

(c)     Consents. The Borrower is not required to obtain any consent from, authorization or order of, or, other than as contemplated under Section 3.01 of this Amendment, make any filing or registration with any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Amendment or the Transaction Documents (as amended hereby), in each case, in accordance with the terms hereof or thereof.

(d)     Valid and Binding Amendment. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Transaction Documents (as amended hereby) constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e)     Non-Contravention. The execution and delivery of this Amendment and the performance by the Borrower of its obligations hereunder and under the Transaction Documents (as amended hereby) does not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or, other than as contemplated under Section 3.01 of this Amendment, filing with, any court or other federal, state, local or other governmental authority or other Person, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower. Other than as waived under Section 1.01 of this Amendment, no Event of Default exists.

(f)     Conversion Price. The Conversion Price as of the date hereof is $5.85 per share of Common Stock, subject to adjustment as provided in the Senior Secured Convertible Note. There has not occurred any event or trigger described in Section 2(f)(i) of the Senior Secured Convertible Note that (i) has resulted in or otherwise required an adjustment of the Conversion Price, or (ii) otherwise obligated the Borrower to deliver a notice pursuant to Section 2(f)(vii) of the Senior Secured Convertible Note.

ARTICLE III.

COVENANTS

Section 3.01.     Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on the first Business Day following the date of this Agreement, the Borrower shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment, attaching this Amendment and disclosing any other presently material non-public information (if any) provided or made available to the Lender (or any of its agents or representatives) on or prior to the date hereof (the “8-K Filing”). From and after the filing of the 8-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided or made available to the Lender (or any of its agents or representatives) by Borrower or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Amendment to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that the Lender shall not have (unless expressly agreed to by the Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and the Lender) any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Borrower.

Section 3.02.     Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, recording, filing or similar Taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Amendment.

Section 3.03.     Fees and Expenses. The Borrower shall promptly reimburse the Lender for all of its reasonable and documented out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Amendment and the consummation of the transactions contemplated hereby and thereby.

ARTICLE IV.

MISCELLANEOUS

Section 4.01.     Entire Agreement. This Amendment and the Transaction Documents (as amended hereby) constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, between the Lender and the Borrower with respect to the subject matter hereof.

Section 4.02.     Amendments and Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed by the parties hereto.

Section 4.03.     Successors and Assigns. All of the covenants and provisions of this Amendment by or for the benefit of the Lender or the Borrower shall bind and inure to the benefit of their respective successors and assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

Section 4.04.     Applicable Law. As part of the consideration and mutual promises being exchanged and given in connection with this Amendment, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Amendment or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Amendment, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Amendment shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

Section 4.05.     Counterparts; Effectiveness. This Amendment may be executed and delivered in any number counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file or other reproduction of this Amendment to deliver a signature to this Amendment or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 4.06.     Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Amendment and shall not affect the interpretation thereof.

Section 4.07.     Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that this Amendment constitutes a “Transaction Document” and the term “Obligations” as used in the Transaction Documents shall include all liabilities and obligations of the Borrower under this Amendment, under the Facility Agreement (as amended hereby) and under the other Transaction Documents (as amended hereby).

Section 4.08.     Further Assurances. The Borrower hereby agrees, from time to time, as and when requested by the Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as the Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the Transaction Documents (as amended hereby).

Section 4.09.     No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 4.10.     Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Amendment, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Amendment in its entirety, and (d) the use of the word “including” in this Amendment shall be by way of example rather than limitation.

Section 4.11.     Reaffirmation. The Borrower, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which it grants Liens or security interests in its property hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents (as amended hereby) and (iii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations (as amended hereby). The Borrower hereby consents to this Amendment and acknowledges that this Amendment is a Transaction Document and each of the other Transaction Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed. Any reference in the Transaction Documents to “hereunder,” hereof,” “herein,” or words of like import referring to such agreement shall refer to such Transaction Document as amended by this Amendment.

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IN WITNESS WHEREOF, each party hereto has caused this Facility Agreement Waiver and Fifth Amendment to Senior Secured Convertible Note to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature page to Facility Agreement Waiver and Fifth Amendment to Senior Secured Convertible Note]

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature page to Facility Agreement Waiver and Fifth Amendment to Senior Secured Convertible Note]